UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________

                                    Form 8-K

                            ________________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 4, 2004

                            ________________________

                             Dycom Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)

                            ________________________

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

               Florida                                 0-5423                              59-1277135
     (State or Other Jurisdiction              (Commission File Number)                  (I.R.S. Employer
          of Incorporation)                                                            Identification No.)

             4440 PGA Boulevard, Suite 500
              Palm Beach Gardens, Florida                                            33410
       (Address of Principal Executive Offices)                                    (Zip Code)

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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (561) 627-7171

                                 Not Applicable

         (Former Name and Former Address, if Changed Since Last Report)

                            ________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 4, 2004, Dycom Industries, Inc. (the "Company") entered into an amended and restated employment agreement with Timothy R. Estes (the "Employment Agreement"). A copy of the Employment Agreement has been attached to this Current Report on Form 8-K as Exhibit 10.1, and the following summary is qualified in its entirety by reference to the Employment Agreement.

     Pursuant to the Employment Agreement, Mr. Estes continues to serve as Executive Vice President and Chief Operating Officer of the Company. The Employment Agreement provides for a term of employment that continues until December 31, 2008. Under the terms of the Employment Agreement, Mr. Estes is provided with the following compensation: (i) an annual base salary of $420,000 (subject to increase by the Compensation Committee of the Board of Directors);
(ii) an annual bonus as determined by the Board of Directors and with a target of 100% of his base salary; (iii) eligibility to participate in all employee benefit plans or programs of the Company; (iv) a grant of 50,000 restricted shares of the Company's common stock; and (v) a grant of 50,000 stock options to purchase the Company's common stock.

     Upon the Company's termination of Mr. Estes' employment without "cause" or upon Mr. Estes' resignation for "good reason" during the employment term, Mr. Estes will be entitled to a cash severance payment equal to two times the sum of his annual base salary then in effect, plus the highest bonus paid to him during the three fiscal years immediately preceding such termination or resignation and, in the event that such termination or resignation occurs (or Mr. Estes dies or becomes disabled) on or before December 31, 2005, 3,500 of his restricted shares of Company common stock will fully and immediately vest upon the occurrence of such event. This cash severance payment will be payable as soon as administratively practical in substantially equal installments over the 18-month period following termination or resignation. In the event the Company fails to renew the Employment Agreement following the expiration of the employment term on substantially no less favorable terms to Mr. Estes, Mr. Estes will be entitled to a cash severance payment equal to his annual base salary then in effect, plus the highest bonus paid to him during the three fiscal years immediately preceding such non-renewal of the agreement. This cash severance payment will be payable as soon as administratively practical in substantially equal installments over the 12-month period following such non-renewal of the agreement. In addition, Mr. Estes and his dependents will continue to participate in the Company's health and welfare plans during any severance payment period. If Mr. Estes resigns without "good reason" or the Company terminates his employment for "cause," he will not be entitled to any severance pay.

     If during the 13-month period immediately following a "change of control" Mr. Estes' employment is terminated without cause or Mr. Estes resigns for good reason, all outstanding and unvested shares of restricted stock and all stock options granted by the Company to Mr. Estes on or after November 4, 2004 will fully and immediately vest. The agreement further provides that all outstanding and unvested stock options granted by the Company to Mr. Estes under the 1998 Option Plan will fully and immediately vest upon the occurrence of a change of control. Also, any portion of a cash severance payment which remains unpaid at the time of a change of control will be paid in a lump sum within five (5) days of the occurrence of such event. If any severance payment would be subject to the excise tax imposed by Section 4999 of the Code the Company will pay Mr. Estes a gross-up payment such that the net amount of the severance payment retained by Mr. Estes after the deduction of any excise tax will be equal to the amount of such payment prior to the imposition of such excise tax. Mr. Estes is subject to noncompete and nondisclosure of proprietary information covenants under the agreement.

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Item 9.01.    Financial Statements and Exhibits.
              ---------------------------------

     (a)  Financial Statements of Businesses Acquired.

           None.

     (b)  Pro Forma Financial Information.

           None.

     (c)  Exhibits.

           10.1   Amended and Restated Employment Agreement for Timothy R. Estes

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DYCOM INDUSTRIES, INC.

Date: November 10, 2004                 By:   /s/ Richard L. Dunn
                                             --------------------------
                                             Richard L. Dunn
                                             Senior Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------

10.1     Amended and Restated Employment Agreements for Timothy R. Estes